Exhibit 10.25


                                    DIRECTORS
                       TO BE PRINTED ON COMPANY LETTERHEAD


                                     [Date]
[Name] [Street]
[City, State]

Dear [Director's Name]:

         Stanley Furniture Company, Inc. (the "Company") grants you this stock option pursuant to its 2000 Incentive Compensation Plan (the "Plan").

         This Agreement incorporates the terms of the Plan and in the case of any conflict between the Plan and this Agreement, the terms of the Plan will control.

         1. Option. In consideration of your agreements contained in this letter, the Company hereby grants you a nonstatutory stock option (the "Option") to purchase from the Company ________ shares of common stock of the Company ("Company Stock"), at $________ per share. This option price is the fair market value of Company Stock on ________________ (the "Grant Date"). The grant of the Option is subject to the following terms and conditions:

                  (a) The Option shall immediately vest and be 100% exercisable as of the Grant Date.

                  (b) Subject to the limitations in this letter and in the Plan, you may exercise the Option in whole or in part at any time, or from time to time, from the Grant Date until the first to occur of: (i) 10 years from the Grant Date, (ii) three years from the date on which your directorship with the Company terminates for any reason other than your death, or (iii) one year from the date on which your directorship with the Company terminates on account of your death. In no event may the Option be exercised after the tenth anniversary of the Grant Date.

         2. Payment For Option. Any person entitled to exercise the Option may do so by giving written notice of the exercise to the Company, stating the number of shares that he is purchasing and transmitting the exercise price in cash.

         3. Transferability. The Option is exercisable by you during your lifetime unless you have transferred the Option. The Option is transferable pursuant to your will or by the laws of descent at your death. During your life, the Option is transferable as follows:

                  (i) Transfers may be made only to the following individuals and entities: (x) your spouse, child(ren), step-child(ren), grandchild(ren), or step-grandchild(ren), including relationships that arise from legal adoption ("Immediate Family Members"); (y) a trust or trusts for the exclusive benefit of any one or more of your Immediate Family Members; or (z) a partnership, limited liability company or other entity the only partners, members, interest holders of which are you, or are among your Immediate Family Members;

                  (ii) There may be no consideration for the transfer;

                  (iii) There may be no subsequent transfer of the portion of the Option being transferred except by will or the laws of descent or distribution;

                  (iv) Following transfer, the Option will remain subject to the same terms and conditions as were applicable immediately before the transfer, including conditions under which the Option may terminate prior to expiration; except that (1) the transferee may deliver the Option exercise notice and payment of the exercise price with respect to that portion of the Option that has been transferred, and (2) the right to consent to modification or amendment of only that portion of the Option which has not been transferred will remain with you, while the right to consent to modification or amendment of the remainder of the Option will rest solely with the transferee;

                  (v) Written notice of any transfer must be delivered to the Company at the address specified in Section 5.

         Your estate may transfer the Option to the beneficiaries of your estate, subject to the limitations set forth in subsections (i) through (v) above.

         4. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the capitalization, the number and kind of shares with respect to which you have an unexercised Option and the Option price shall be appropriately adjusted by the Board, whose determination shall be binding.

         5. Exercise and Notices. To exercise your Option, you must deliver to the [Company Treasurer or Similar Corporate Officer] of the Company written notice, signed by you, stating the number of shares you have elected to purchase, and payment to the Company as described in paragraph 2. Any notice to be given under the terms of this letter shall be addressed to the [Company Treasurer or Similar Corporate Officer] at Stanley Furniture Company, Inc., 1641 Fairystone Park Highway, Stanleytown, Virginia 24168. Any notice to be given to you shall be given to you or your personal representative, legatee or distributee, and shall be addressed to him or her at the address set forth above or your last known address at the time notice is sent. Notices shall be deemed to have been duly given if mailed first class, postage prepaid, addressed as above.

         6. Delivery of Certificate. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an Option until (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine as necessary or advisable, and (iii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with.


                                             STANLEY FURNITURE COMPANY, INC.


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